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EXHIBIT 21.1 - SUBSIDIARIES OF THE COMPANY
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                                                                                                          State or Jurisdiction
                                                                       % of Voting Securities               Under the Law of
Name                                                                            Owned                        Which Organized
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
Subsidiaries of National Processing, Inc.

National Processing Company,  LLC.                                               100                           Ohio
NPC International S.A. de C.V.                                                    99.6                         Mexico
Caribbean Data Services, Ltd.                                                    100                           Delaware
JBH Travel Audit Inc.                                                            100                           Colorado
National Processing Company International (Fiji) Limited                         100                           Fiji
National Processing Services, Incorporated                                       100                           Ohio
NPC Alliance, Inc.                                                               100                           Delaware
ABN AMRO Merchant Services, LLC                                                   70                           Delaware
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